Financial Industries Corporation Repositions to Offer Unrivaled Insurance Sales Support Capabilities

AUSTIN, Texas — (BUSINESS WIRE) — May 10, 2006 — In a move to strengthen and enrich its already robust insurance distribution capabilities, Financial Industries Corporation (“FIC” or the “Company”) (Pink Sheets: FNIN.PK) announced today organizational changes within its marketing and sales divisions.

Benton Summers will assume the position of senior vice president of marketing and sales for one of FIC’s life insurance subsidiaries, Family Life Insurance Company (“Family Life”). Summers has been a regional manager since 2002, directing a large field sales organization, and was instrumental in creating Family Life’s agent training center.

“We are very excited to welcome Benton into this new role,” said Michael Hydanus, interim president and chief executive officer. “He has proven to be a highly effective leader capable of taking our Family Life distribution to the next level.”

In a related initiative, FIC is forming a “shared services” marketing and sales department that will combine into one unit several functions to serve all agent support needs for its life insurance subsidiaries, Family Life and Investors Life Insurance Company of North America (“Investors Life”).

“The focus will be on the producer in the field and helping those individuals to support the families we protect from the uncertainties of life,” said Hydanus. “We’ve always had a strong agent support function, but moving forward, our agent/broker support will be our differentiator.”

The newly combined team will be led by Summers and Wayne Whitmire, senior vice president of Investors Life marketing and sales.

Summers is a Chartered Life Underwriter (CLU), a Chartered Financial Consultant (ChFC) and a Fellow, Life Underwriter Training Council (LUTCF), the three highest professional designations aspired to by marketing and sales professionals in the life insurance industry.

Whitmire, who manages all brokerage distribution functions within Investors Life, has been with FIC for 13 years and has a bachelor of arts in economics from Austin College and an MBA from Texas State University. He also holds a Fellow, Life Management Institute (FLMI) designation.

Founded in 1949, Family Life specializes in providing mortgage protection life insurance through its network of career sales agents.

Investors Life has been a part of the FIC group of companies since its purchase from CIGNA in 1988 and sells quality term, universal and final expense life insurance through its distribution system of independent agents.

For more information on FIC, go to www.ficgroup.com.

As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Financial Industries Corporation cautions that the statements in this press release relating to the reorganization of the Company’s management and sales organization and other matters that are not historical factual information are forward-looking statements that represent management’s belief and assumptions based on currently available information. The information contained in this press release relating to trends in the Company’s operations and the contingencies and uncertainties to which the Company may be subject, as well as other statements including words such as “anticipate,” “cautions,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management’s current expectations and beliefs concerning the financial results, and economic conditions and are subject to known and unknown risks, uncertainties and other factors contemplated by the forward-looking statements, including effectiveness of the reorganization and actions of the employees named above, general economic conditions, customer response, performance of management team and other factors described in the Company’s Form 10-K for the year ended December 31, 2003. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

CONTACT:

Financial Industries Corporation, Austin

512-404-5128

ir@ficgroup.com